Exhibit 23.01



                               CONSENT OF COUNSEL


We consent to the references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (Reg. No. 333-9898) as filed with the United States Securities Exchange Commission on or about April 16, 2003 and the related Prospectus of Kenmar Global Trust.


April 16, 2003

                                                  Sidley Austin Brown & Wood LLP